UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 17, 2026, TruGolf Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). During the Annual Meeting, stockholders voted on the seven proposals listed below. The final voting results with respect to each proposal are also set forth below. As of the record date for the Annual Meeting, there were 5,057,444 shares of common stock outstanding, of which 4,857,445 shares are Class A common stock and 199,999 shares are Class B common stock. Each outstanding share of our Class A common stock entitled its holder to one vote on each of the matters to be voted on at the Annual Meeting, and each outstanding share of our Class B common stock entitled its holder to 25 votes on each proposal at the Annual Meeting.

Proposal 1:

Election of Directors: Stockholders voted to elect five nominees to the Board of Directors of the Company, each to serve until the 2026 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

Nominee	For	Withhold	Broker Non-Votes
Christopher Jones	6,220,654	207,205	314,491
B. Shaun Limbers	6,216,066	211,793	314,491
Humphrey P. Polanen	6,223,408	204,451	314,491
Riley Russell	6,222,160	205,699	314,491
AJ Redmer	6,223,614	204,245	314,491

Proposal 2:

Ratification of Independent Registered Public Accounting Firm: Stockholders voted to ratify Haynie & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstentions	Broker Non-Votes
6,583,964	48,649	109,737	0

Proposal 3:

Equity Incentive Plan: Stockholders voted to approve the Company’s 2026 Stock Plan, which authorizes the issuance of up to 2,000,000 shares of common stock.

For	Against	Abstentions	Broker Non-Votes
6,134,928	277,736	15,195	314,491

Proposal 4:

The Redomestication Proposal: Stockholders voted to approve a proposal to redomesticate the Company from a corporation organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Nevada.

For	Against	Abstentions	Broker Non-Votes
6,228,794	161,758	37,297	314,501

Proposal 5:

The Share Increase Proposal: Stockholders voted to approve an increase in the number of authorized shares of Class A common stock from 650,000,000 to 1,000,000,000 and to make corresponding changes to the number of authorized shares of capital stock.

For	Against	Abstentions	Broker Non-Votes
6,148,384	253,367	23,354	317,245

Proposal 6:

The Nasdaq Proposal: Stockholders voted to approve the sale of 20% or more of the Company’s issued and outstanding Class A common stock to SZOP Opportunities I LLC pursuant to an Equity Purchase Facility Agreement, dated May 14, 2025, if the Company so chooses.

For	Against	Abstentions	Broker Non-Votes
6,151,432	230,732	45,695	314,491

Proposal 7:

The Adjournment Proposal: Stockholders voted to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there were not sufficient votes to approve one or more of Proposals 2 through 6.

For	Against	Abstentions	Broker Non-Votes
6,506,912	225,959	9,479	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	TruGolf Holdings, Inc. 2026 Stock Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer